SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2006

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                The Board of Directors of Washington Group International, Inc. (“the Company”), appointed John R. Alm as a member of the Company’s Board of Directors, effective as of February 28, 2006. Mr. Alm was also appointed to the Audit Review Committee of the Board of Directors. There is no arrangement between Mr. Alm and any other person pursuant to which he was selected as a director. In connection with his appointment, Mr. Alm will be entitled to the Company’s standard director compensation arrangements, as described in the Company’s Definitive Proxy Statement filed as of April 15, 2005, and current report on Form 8-K filed as of May 25, 2005.  He will hold office until the annual meeting of stockholders of the Company in 2006.

On February 28, 2006, Washington Group International, Inc. issued a news release announcing Mr. Alm’s appointment.  The news release is included as an exhibit hereto.

                This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Change Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Item 9.01.  Financial Statements and Exhibits.

                (d) Exhibits.

Exhibit No.

Description

99.1	Press Release issued by Washington Group International, Inc., on February 28, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

By:	/s/ Craig G. Taylor
Name:	Craig G. Taylor
Title:	Corporate Secretary

Dated:  March 1, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Washington Group International, Inc. news release, dated February 28, 2006.